UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

F-STAR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus

Cambridge, United Kingdom

CB22 3AT

(Address of principal executive offices)

+44-1223-497400

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	FSTX	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 22, 2022, invoX Pharma Limited, a private limited company organized under the laws of England and Wales (“Parent”), Fennec Acquisition Incorporated, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), F-star Therapeutics, Inc., a Delaware corporation (the “Company”), and Sino Biopharmaceutical Limited, a company organized under the laws of the Cayman Islands (“Guarantor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Company Shares”), at a price of $7.12 per share in cash (the “Offer Price”), without interest, subject to any applicable withholding taxes. If successful, upon the terms and conditions set forth in the Merger Agreement, the Offer will be followed by a merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly-owned subsidiary of Parent.

Completion of the Offer is subject to a number of conditions, including (i) there shall have been validly tendered and not validly withdrawn the Company Shares that, considered together with all other Company Shares (if any) otherwise beneficially owned by Parent or any of its wholly owned Subsidiaries (including Purchaser) (not including any Company Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer; (ii) subject to certain materiality exceptions, the truth and correctness of certain representations and warranties of the Company contained in the Merger Agreement as of the date of the Merger Agreement and as of the scheduled expiration date of the Offer; (iii) compliance with, or performance in all material respects of, all of the covenants and agreements with or of which the Company is required to comply or perform; (iv) the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) if a declaration or notification has been made to or requested by the Committee on Foreign Investments in the United States (“CFIUS”) with respect to the transactions contemplated by the Merger Agreement, the applicable approval or clearance by CFIUS with respect to such declaration or notification has occurred; (vi) if any declaration, notification or report forms have been filed or are required to be filed with the applicable governmental body under any applicable foreign direct investment laws, including the UK National Security and Investment Act (“NSIA”), with respect to the transactions contemplated by the Merger Agreement, the applicable consent, approval or clearance with respect to such declaration, notification or report has been obtained; (vii) the absence of a material adverse effect on the Company, as defined in the Merger Agreement; and (vii) certain other customary conditions. The Offer is not subject to any financing condition.

Parent and Purchaser are obligated to commence the Offer within ten business days from the date of the Merger Agreement and to keep the Offer open for twenty business days following the commencement of the Offer (the “Initial Expiration Date”) (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended), subject to possible extension under the terms of the Merger Agreement. Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a direct wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Company Share (other than (i) any Company Shares owned by Parent, Purchaser or the Company or by any other wholly-owned subsidiary of Parent, Purchaser or the Company (or held in the Company’s treasury) or (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time, has not effectively withdrawn or lost their rights to such appraisal and payment under the DGCL) outstanding immediately prior to the Effective Time, shall be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest, subject to any applicable withholding taxes.

Each option award of the Company (each a “Company Option”) that is outstanding as of immediately prior to the Effective Time shall accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time (except in the case of the EMI Options granted pursuant to Rule 9.8 of the F-star Therapeutics, Inc. 2019 Equity Incentive Plan (“EIP”), which shall accelerate and become fully vested and exercisable as of three business days prior to the Initial Expiration Date). As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or the Company, each Company Option which has a per share exercise price that is less than the Offer Price (each, an “In the Money Option”) that is then outstanding and unexercised as of immediately before the Effective Time shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Company Shares subject to such fully vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Company Share under such Company Option (the “In the Money Option Consideration”). As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or Company, each Company Option which has a per share exercise price that is equal to or more than the Offer Price (each, an “Out of the Money Option”) that is then outstanding and unexercised as of immediately before the Effective Time shall be cancelled at the Effective Time without any consideration payable therefor. For the avoidance of doubt, any EMI Option that remains outstanding and unexercised as of immediately before the Effective Time shall be cancelled at the Effective Time and treated as either an In the Money Option or an Out of the Money Option.

Parent, Purchaser and the Company have made customary representations, warranties and covenants in the Merger Agreement, including using reasonable best efforts to take all actions, file all documents, and assist and cooperate in doing all things necessary, proper or advisable under applicable antitrust and foreign investment laws to consummate and make effective the transactions contemplated by the Merger Agreement as soon as reasonably practicable. The Company has agreed to, among other things, (i) carry on its business in all material respects in the ordinary course (subject to certain exceptions, including actions taken outside the ordinary course to the extent reasonably necessary to implement COVID-19 measures), including not taking certain specified actions prior to the consummation of the Merger, and (ii) use commercially reasonable efforts to (a) preserve intact its material assets (including technology) and the material components of its present business organization, (b) keep available the services of its present officers and key employees in all material respects, and (c) maintain business relationships and good will with governmental bodies with jurisdiction over the operation of the Company, customers, suppliers, licensors, licensees, distributors, commercial partners and other business partners, in each case, that have material business relations with the Company.

The Company has also agreed, and is obligated to use reasonable best efforts to cause its representatives, among other things, not to directly or indirectly, (i) continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an acquisition of the Company (an “Acquisition Proposal”); (ii) (A) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (D) take any action to exempt any person (other than Parent and its subsidiaries) from the restrictions on “business combinations” or any similar provision contained in applicable takeover laws or the Company’s organizational and other governing documents; or (iii) waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, subject to certain customary exceptions, including exercising the fiduciary duties of the Company board of directors.

The Company board of directors is not permitted, among other things, to withhold, withdraw or modify in a manner adverse to Parent or Purchaser, or publicly propose to withhold, withdraw or modify in a manner adverse to Parent or Purchaser, its recommendation that the holders of Company Shares tender their Company Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Company and its board of directors, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the board of directors’ recommendation following receipt of a bona fide written acquisition proposal that has not been withdrawn and did not result from any material breach of the non-solicitation obligations in the Merger Agreement, if the board of directors of the Company determines in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, that it constitutes a superior proposal and that the failure to change the board of directors’ recommendation or terminate the Merger Agreement to enter into a binding written definitive agreement providing for the consummation of a transaction constituting a superior proposal is inconsistent with its fiduciary duties under applicable law. In addition, the board of directors of the Company is permitted to change its recommendation for certain intervening events not related to the receipt of an unsolicited proposal, subject to the satisfaction of certain conditions, including a match right for Parent, if the board of directors determines in good faith, after consultation with outside legal counsel and independent financial advisors, that the failure to take such action is inconsistent with its fiduciary duties under applicable law and the Company provides notice to Parent.

The Merger Agreement includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company under specified circumstances to accept and enter into a binding written definitive agreement providing for the consummation of a transaction constituting a superior offer, the Company will be required to pay to Parent a termination fee of $7,250,000.

Pursuant to the Merger Agreement, Guarantor absolutely, unconditionally and irrevocably guarantees to the Company, as the primary obligor and not merely as surety, the due and punctual observance, payment, performance and discharge of the obligations of Parent and Purchaser pursuant to the Merger Agreement (the “Obligations”); provided, however, that in no event shall the liability of Guarantor be any greater than the aggregate Obligations of Parent and Purchaser under the Merger Agreement.

The Merger Agreement has been unanimously approved by the board of directors of each of Parent, Purchaser and the Company. The board of directors of the Company unanimously recommends that stockholders of the Company accept the Offer and tender their Company Shares to Purchaser pursuant to the Offer.

Securities Purchase Agreement

Additionally, in the event that the Merger Agreement is terminated by either Parent or Company (i) because the transaction is prohibited by an order, decree or ruling by a foreign direct investment law or (ii) because the failure to consummate the Tender Offer and purchase of the Company Shares by 120 days after the date of the Merger Agreement is attributable to the failure to satisfy the regulatory requirements of CFIUS, the NSIA or other foreign direct investment law, then, the Company may elect to consummate the Equity Financing (as defined below), which election may be made in the Company’s sole discretion, by delivering to Parent within ten business days of any such termination, a written notice (the “Financing Election Notice”) of its decision to elect to consummate the Equity Financing, and thereupon, within one business day of the Company’s delivery of the Financing Election Notice to Parent, the Company, Parent, Purchaser and Guarantor shall execute and deliver a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company shall issue Parent (or its applicable affiliate(s)), shares of common stock for an aggregate purchase price of $12,000,000 at a purchase price per share equal to $4.49 per Share; provided, however, that (a) if the volume weighted average of the closing price per share of Common Stock for the five trading days immediately preceding the date of the Merger Agreement as reported by Bloomberg L.P. (the “5-day VWAP Price”) is greater than $4.49, then the purchase price shall be an amount equal to the lesser of (i) the 5-day VWAP Price and (ii) $7.12, or (b) if the Company is conducting a concurrent placement of shares of Common Stock, in which case the purchase price shall be calculated pursuant to this clause (b) only, then the purchase price shall be an amount equal to the lesser of (i) the same price per share of Common Stock paid by the investors in connection with such placement, (ii) if the 5-day VWAP Price is greater than $4.49, then the 5-day VWAP Price, and (iii) $7.12 (the “Equity Financing”).

In connection with the Equity Financing and pursuant to the Securities Purchase Agreement, Parent will be granted the right to appoint a director to the Company board of directors, subject to certain limitations, including regulatory approval from CFIUS, approval of the board of directors of the Company and Parent holding at least 5.0% of the issued and outstanding shares of common stock of the Company. If CFIUS regulations prohibit the appointment of a director to the Company board of directors, Parent will be granted the right to appoint an observer to the Company board of directors, subject to certain limitations, including regulatory approval from CFIUS. Parent will also be granted customary registration rights to register the shares of common stock issued and sold to Parent (or its applicable affiliate(s)) in accordance with the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, each of the Parent, Purchaser and Guarantor will also agree to certain standstill provision, including that, from the date of the Securities Purchase Agreement until the date of the next annual meeting of the Company’s stockholders (the “Standstill Period”), Parent, Purchaser and Guarantor shall not, and shall cause each of its controlled Affiliates not to, among other things: (i) acquire any company securities or assets of the Company that would result in Parent, Purchaser or Guarantor, individually or collectively, together with their Affiliates, having beneficial ownership of more than 14.99% of the Common Stock outstanding at such time; (ii) engage in any solicitation of proxies or become a “participant” in a “solicitation”; (iii) make any request for a stockholder list of materials or any other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise; (iv) form, join, or in any way knowingly participate in any “group,” subject to certain exceptions, (v) deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock, subject to certain exceptions; or (vi) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, or make any offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer or other acquisition or similar transaction, or publicly comment on any third party proposal regarding any merger, tender (or exchange) offer, acquisition or similar transaction.

The foregoing description of the Offer, the Merger and the Merger Agreement (including the Securities Purchase Agreement) does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The reference to the Merger Agreement and its filing as an exhibit to this report are not intended to modify or supplement any factual disclosures about the Company, Parent, Purchaser or Guarantor in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company or Parent. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

On June 23, 2022, Parent and the Company issued a joint press release in connection with the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Tender and Support Agreement

On June 22, 2022, in connection with the Offer, certain directors and officers of the Company and holders of Company Shares (the “D&Os”), entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the D&Os have agreed, among other things, to tender their Company Shares in the Offer. As of June 22, 2022, the D&Os owned an aggregate of approximately 1.25% of the outstanding Company Shares. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached hereto as Exhibit 99.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition Services Agreement and Settlement Agreement

On June 22, 2022, Eliot Forster, the Company’s president and chief executive officer, entered into a transition services agreement (the “Transition Services Agreement”) and settlement agreement (the “Settlement Agreement”) with F-star Therapeutics Limited, a wholly-owned subsidiary of the Company (“FTL”) both conditional on the closing of the transactions contemplated by the Merger Agreement (the “Closing”). Under the Transition Services Agreement and Settlement Agreement, Dr. Forster acknowledged that FTL had given him six months’ notice of the termination of his employment with FTL, effective as of the Closing. Dr. Forster also agreed to continue to provide services to FTL and the Company as an Adviser for a period of three months (or such shorter period as may be agreed between the parties in writing), following which he will be placed on garden leave for the remainder of the notice period. After the Closing, he will report to the chief executive officer of Parent and will take all necessary steps to ensure an orderly and timely transition of responsibilities to his anticipated successor. Under the Settlement Agreement, FTL has agreed to pay Dr. Forster a sum of £706,759, plus a bonus in respect of 2022 and any part of 2023 during which he is employed (calculated on the basis of 50% of his annual salary and pro-rated where necessary), subject to certain conditions as set forth in the Settlement Agreement.

Amendment to Neil Brewis Employment Agreement

In July 2020, F-Star Biotechnology Limited (a wholly-owned subsidiary of the Company) entered into an employment agreement with Neil Brewis, Ph.D., DSc., setting forth the terms of his employment as chief scientific officer (which employment agreement was subsequently transferred to FTL on June 1, 2021). On June 22, 2022, Dr. Brewis’s employment agreement was amended with effect from the Closing to provide (1) base annual salary increase to £400,000 with bonus potential of up to 45% base annual salary, (2) a retention award of £600,000, (3) future annual awards of Guarantor stock with a value at the date of grant equal to 45% of his then applicable base salary and (4) a performance incentive of £400,000. Dr. Brewis will also receive a bonus of £25,000 on the Closing. Dr. Brewis is entitled to a sum equal to 12 months’ base salary, in the event of a certain terminations of employment within the 12 month period following a change of control (not including the transaction contemplated by the Merger Agreement) or a sum equal to 9 months’ base salary, in the event of a qualifying termination in the period from 12 to 24 months following a change of control (in each case less salary and benefits paid during the notice period or any payment in lieu of notice). In addition, in the event of such a qualifying termination within 12 months of a change of control, all options and RSUs will vest in full. Under the employment agreement, Dr. Brewis is subject to post-termination restrictions for a period of 12 months following termination of employment or the commencement of garden leave.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of the Company and the timing and benefits thereof, and other statements that are not historical facts. These forward-looking statements are based on Parent’s and the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties’ ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of the Company tender their shares in the transaction; the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; and other risks related to the Company’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly and current reports filed with the SEC. The risks and uncertainties may be amplified by the Russian invasion of Ukraine and the ongoing COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which these factors impact the Company’s business, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration of the conflict in Ukraine, the duration and spread of the COVID-19 outbreak, the spread of any new variants of COVID-19, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

The Offer has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Purchaser, and a Solicitation / Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION / RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.f-star.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated June 22, 2022, by and among invoX Pharma Limited, Fennec Acquisition Incorporated, Sino Biopharmaceutical Limited and F-star Therapeutics, Inc.

99.1	Press Release, dated June 23, 2022.

99.2	Form of Tender and Support Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F-STAR THERAPEUTICS, INC.

Date: June 23, 2022	/s/ Darlene Deptula-Hicks
	Name:	Darlene Deptula-Hicks
	Title:	Chief Financial Officer